Exhibit 32.1

Certification

I, William Zuo, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of InovaChem, Inc. (the “Company”) for the quarter ended June 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

January 13, 2009

/s/ William Zuo Name: William Zuo Title: Chief Executive Officer (Principal Executive Officer)